UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 31, 2024, Cracker Barrel Old Country Store, Inc. (the “Company”) posted the following information to the campaign website at www.crackerbarrelshareholders.com (the “Campaign Website”) to supplement the presentation provided by the Company on October 29, 2024.

Supplemental Information – October 31, 2024

Breakfast Day Part

Revenues from the breakfast daypart represent approximately 25% of our annual revenues.

Appropriate TSR Peers

While our Compensation Committee uses the companies in our proxy peer group and broader market data in establishing and assessing our executive compensation, we believe the public restaurant companies that most industry analysts, third party reporting services such as Black Box, and we consider to be our most direct restaurant peers are appropriate to measure our relative TSR performance. We list these below and briefly indicate why we consider each of them a valid comparator as part of a group for assessing our relative TSR. (Please note that this is substantially an updated version of the supplemental analysis we provided during Biglari’s 2020 proxy contest: 2020 CBRL Deck with Supplement)

We believe there is no single company that is a true analog to Cracker Barrel, due to the following factors:

•	highly experiential nature

•	company-owned rather than franchised restaurants

•	20% retail (approx. $700 million)

•	three-daypart coverage – breakfast, lunch, dinner – with breakfast all day

•	scratch cooking

•	off-interstate footprint serving a significant percentage of travel guests

•	everyday value offering and no discounting

•	low check average with low alcohol volumes

Despite our unique place in the restaurant industry, we believe each public restaurant company listed below has brands that overlap with Cracker Barrel with respect to one or more key attributes such that using these companies as part of a TSR comparator group is appropriate.

Company	Owned Brands	Key Similarities of Relevant Brands
BJ’s Restaurants (BJRI)	BJ’s Restaurant and Brewhouse*	• Company-owned • Guest or usage profile • Scratch cooking • Complex menu
Bloomin’ Brands, Inc. (BLMN)	Outback Steakhouse * Carrabba’s Bonefish Grill Fleming’s Prime Steakhouse	• Guest or usage profile • Mostly company-owned

Brinker International, Inc. (EAT)	Chili’s* Maggiano’s Little Italy	• Location footprint (Chili’s has presence in rural/remote communities) • Guest or usage profile
The Cheesecake Factory Incorporated (CAKE)	The Cheesecake Factory* North Italia Other Sam Fox concepts	• Experiential • Complex menu • Scratch cooking • Company-owned
Darden Restaurants, Inc. (DRI)	Olive Garden* Cheddar’s Scratch Kitchen* LongHorn Steakhouse Yard House The Capital Grille Seasons 52 Bahama Breeze Eddie V’s Chuy’s Ruths Chris Steakhouse	• Scratch cooking • Company-owned • Guest or usage profile
Dave & Busters Entertainment, Inc. (PLAY)	Dave & Buster’s*	• Experiential • Company-owned
Denny’s Corp. (DENN)	Denny’s*	• Dayparts (all 3 dayparts) • Check average • Guest or usage profile
Dine Brands Global, Inc. (DIN)	Applebee’s* IHOP*	• Dayparts (Applebee’s and IHOP together cover all) • Check average • Location footprint (Applebee’s has presence in rural/remote communities) • Guest or usage profile
First Watch Restaurant Group, Inc. (FWRG)	First Watch*	• Company-owned • Scratch cooking • Breakfast competitor; fast-growth
Red Robin Gourmet Burgers, Inc. (RRGB)	Red Robin*	• Guest or usage profile • Predominantly company-owned

Texas Roadhouse, Inc. (TXRH)	Texas Roadhouse* Bubba’s 33*	• Company-owned • Experiential • Scratch cooking • Guest or usage profile

* Individual brands against which we most directly compete

Additionally, there are private restaurant companies, such as Bob Evans and Waffle House, against which we compete and whose performance we track internally to the best of our ability, but which are not relevant for purposes of measuring relative TSR.

On October 31, 2024, the Company updated the Campaign Website. A copy of the updated website content (other than that previously filed or filed herewith) can be found below.

###

Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this filing may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 9, 2024, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2024 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www. crackerbarrel.com.

Participants in the Solicitation

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.